                                                                 EXHIBIT 10.1(f)

                           FIFTH AMENDMENT AND WAIVER
                               TO CREDIT AGREEMENT

         This FIFTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT (the "FIFTH AMENDMENT") is dated as of the 7th day of May, 2001 by and among DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation (the "COMPANY"), the banks and other financial institutions listed on Schedule I to the Credit Agreement (as hereinafter defined) (collectively, together with any banks or financial institutions from time to time parties to the Credit Agreement, the "BANKS") and CITIZENS BANK OF CONNECTICUT, a Connecticut stock savings bank, as agent for the Banks (in such capacity, the "AGENT").

                              W I T N E S S E T H:

         The Company, the Banks, and the Agent are parties to a certain Credit Agreement dated as of December 28, 1999 (as amended and in effect from time to time, the "CREDIT AGREEMENT") whereby the Banks agreed to make loans and advances and otherwise extend credit to the Company.

         The Company has requested that the Banks and the Agent waive certain Events of Default and amend certain terms and conditions of the Credit Agreement.

         The Banks and the Agent are willing to waive such Events of Default and amend such terms and conditions of the Credit Agreement on the terms and conditions set forth herein.

         Section 10.1. of the Credit Agreement provides that no amendment, supplement or modification of the Credit Agreement shall be effective unless the same shall be in writing and signed by the Company, the Required Banks and the Agent.

         NOW, THEREFORE, in consideration of one dollar ($1.00) and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Banks and the Agent hereby agree as follows:

         1. DEFINED TERMS. Defined terms not defined herein shall have the meanings ascribed to them in the Credit Agreement.

         2. AMENDMENT TO CREDIT AGREEMENT.

                  (i) The definition of the term "CLEAN-DOWN PERIOD" is hereby amended and restated in its entirety as follows:

                  "CLEAN-DOWN PERIOD" the period commencing on July 1 and ending on September 30 of each year during the Commitment Period, except for the period commencing July 1, 2001 and ending on September 30, 2001.

                  (ii) The definition of the term "TERMINATION DATE" is hereby amended and restated in its entirety as follows:




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                  "TERMINATION DATE" September 15, 2002, or such later date to which the Termination Date may be extended in accordance with subsection 2.15.

                  (iii) Subsection (a) of Section 7.1 of the Credit Agreement, entitled ADJUSTED CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED EBITDA, is hereby amended and restated in its entirety as follows:

                  (a) ADJUSTED CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED EBITDA. For any period of four consecutive fiscal quarters ending on any FQED set forth below, permit the ratio of (i) Adjusted Consolidated Indebtedness at the end of such period less Store Properties Held For Sale/Leaseback at the end of such period to (ii) Consolidated EBITDA for such period to be more than the ratio set forth opposite such FQED:

                  FQED                                                             Ratio
                  ----                                                             -----

                  The FQED ending on or about May 5, 2001                          5.75 to 1.00
                  The FQED ending on or about August 4, 2001                       5.75 to 1.00
                  The FQED ending on or about November 3, 2001                     5.15 to 1.00
                  The FQED ending on or about February 2, 2002 and thereafter      4.65 to 1.00

                  (iv) Subsection (b) of Section 7.1 of the Credit Agreement, entitled EBITDA TO INTEREST EXPENSES, is hereby amended and restated in its entirety as follows:

                  (b) EBITDA TO INTEREST EXPENSE. For any period of four consecutive fiscal quarters ending on any FQED set forth below, permit the ratio of (i) Consolidated EBITDA for the applicable period to (ii) Consolidated Interest Expense for such period to be less than the ratio set forth opposite such
                  FQED:

                  FQED                                                             Ratio
                  ----                                                             -----

                  The FQED ending on or about May 5, 2001                          1.25 to 1.00
                  The FQED ending on or about August 4, 2001                       1.25 to 1.00
                  The FQED ending on or about November 3, 2001                     1.40 to 1.00
                  The FQED ending on or about February 2, 2002 and thereafter      1.75 to 1.00

                  (v) Subsection (c) of Section 7.1 of the Credit Agreement, entitled FIXED CHARGE COVERAGE, is hereby amended and restated in its entirety as follows:

                  (c) FIXED CHARGE COVERAGE. For any period of four consecutive fiscal quarters ending on any FQED set forth below, permit the ratio of (i) Consolidated EBITDAR minus the amount of any federal, state and local income taxes levied by a Governmental Authority on the revenues of the Company which are actually paid by the Company or its consolidated Subsidiaries in cash during such period, to (ii) Consolidated Interest Expense, plus all principal payments required to be made during the period on account of any Consolidated Indebtedness, plus the


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                                      -3-



                  amount of any Consolidated Rent Expense during the period, to be less than the ratio set forth opposite such FQED:

                  FQED                                                             Ratio
                  ----                                                             -----
                  The FQED ending on or about May 5, 2001                          1.00 to 1.00
                  The FQED ending on or about August 4, 2001                       1.00 to 1.00
                  The FQED ending on or about November 3, 2001                     1.05 to 1.00
                  The FQED ending on or about February 2, 2002 and thereafter      1.10 to 1.00

                  (vi) Section 7.1(d) is hereby deleted in its entirety.

                  (vii) The Credit Agreement is hereby amended as set forth in Sections 1, 2 and 3 of that certain First Amendment to Credit Agreement dated as of January 28, 2000 among the Company, the Banks and the Agent (the "FIRST AMENDMENT"); provided, however, that in the event that Discontinued Business Segments are not sold or closed by the Company prior to February 2, 2002, the definitions and amendments to the Credit Agreement set forth in such sections of the First Amendment shall automatically be amended effective for the FQED to occur April 30, 2002 to reflect the terms and conditions set forth in the Credit Agreement in effect immediately prior to the effectiveness of this Fifth Amendment.

         3. AMENDMENT FEE. In consideration of the agreement of the Banks to execute and deliver this Fifth Amendment, the Company shall pay to the Agent for the ratable benefit of the Banks an amendment fee in the amount of $1,000,000 (the "AMENDMENT Fee"). The Amendment Fee is earned by the Banks as of the date hereof, and shall be payable in immediately available funds on the Amendment Fee Payment Dates regardless of any event that occurs after the date hereof except as set forth below. The Amendment Fee shall be payable on the following dates (the "AMENDMENT FEE PAYMENT DATES"): (a) $750,000 of the Amendment Fee shall be payable on the date hereof, and (b) $250,000 of the Amendment Fee shall be payable on September 1, 2001; provided, however, that if, prior to September 1, 2001, all of the Obligations owed to the Banks and the Agent are fully and indefeasibly paid in cash, all Commitments have been terminated, and any Letters of Credit have been cancelled, the Amendment Fee shall be reduced by $250,000 such that the $250,000 Amendment Fee otherwise due on September 1, 2001 shall not be required to be made. Any failure of the Company to pay each installment of the Amendment Fee as and when payable under this paragraph shall constitute an Event of Default under Section 8(a) of the Credit Agreement.

         4. CONFIRMATION OF AGREEMENTS. The Company, the Banks, and the Agent hereby agree that, except as provided in this Fifth Amendment, the Credit Agreement, the Notes and the Loan Documents, and the grant of the liens, security interests and other encumbrances thereunder, and their agreements, covenants, obligations, representations and warranties thereunder and therein are hereby expressly ratified, confirmed and restated as of the date hereof.

         5. EFFECT OF AMENDMENT. The Company, the Banks, and the Agent hereby agree that, except as provided in this Fifth Amendment, the Credit Agreement (as previously amended) remains in full force and effect and has not been modified or amended in any respect, it being the






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                                      -4-


intention of the Company, the Banks, and the Agent that this Fifth Amendment and the Credit Agreement (as previously amended) be read, construed and interpreted as one and the same instrument.

         6. BENEFIT. This Fifth Amendment shall inure to the benefit of and bind the parties hereto.

         7. AMENDMENTS. This Fifth Amendment shall be modified only by a writing executed by the Company, the Agent and the Required Banks.

         8. COUNTERPARTS. This Fifth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

         9. WAIVERS. Subject to the terms and conditions of this Fifth Amendment, the Banks and the Agent waive those Events of Default that have occurred under the Credit Agreement as a result of the Company's failure on or before February 3, 2001 to comply with those sections of the Credit Agreement set forth on SCHEDULE 1 attached hereto. The waiver set forth in this paragraph 9 shall be effective only for those Events of Default contained in the existing Credit Agreement as specified in the preceding sentence occurring on or before February 3, 2001 and such waiver shall not entitle the Company to any future waiver in similar or other circumstances. Without limiting the foregoing, upon the occurrence of an Event of Default after February 3, 2001, or if an Event of Default has occurred and is continuing on the date hereof that is not set forth on SCHEDULE 1, the Banks and the Agent shall be free in their sole and absolute discretion to accelerate the payment in full of the Company's Obligations to the Banks and the Agent under the Credit Agreement and the other Loan Documents, and may, if the Banks and the Agent so elect, proceed to enforce any or all of Banks' and the Agent's rights under or in respect of the Credit Agreement and the other Loan Documents and applicable law.

         10. NO WAIVER BY BANKS OR AGENT. Except as otherwise expressly provided for herein, nothing in this Fifth Amendment shall extend to or affect in any way the Company's Obligations or the Banks' and the Agent's rights and remedies arising under the Credit Agreement or the other Loan Documents, and the Banks and the Agent shall not be deemed to have waived any or all of their remedies with respect to any Event of Default (other than an Event of Default arising under the Credit Agreement as a result of the Company's failure to comply with those sections of the Credit Agreement set forth on SCHEDULE 1 attached hereto and then only to the extent set forth in paragraph 9 hereof) or event or condition which, with notice or the lapse of time, or both would become an Event of Default and which upon the Company's execution and delivery of this Fifth Amendment might otherwise exist or which might hereafter occur.

         11. RELEASE AND INDEMNITY. (a) The Company, on behalf of itself, its Subsidiaries and their respective successors and assigns, hereby waives, releases and discharges the Banks and the Agent, any affiliate of the Banks and the Agent and all directors, officers, shareholders, employees and agents of the Banks or the Agent or any affiliate of the Banks or the Agent, from





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                                      -5-


any and all claims, demands, actions or causes of action arising out of or in any way relating to the Credit Agreement, this Fifth Amendment, the credit relationships between the Company, the Banks and the Agent relative thereto, and any documents, agreements, dealings or other matters connected therewith, including without limitation all known and unknown matters, claims, transactions or things occurring prior to the Effective Date (as defined in paragraph 11 below) related to the subject matter thereof and hereof.

                  (b) The Company, on behalf of itself, its Subsidiaries and their respective successors and assigns, hereby waives, releases and discharges the Banks and the Agent, any affiliates of the Banks and the Agent, and all directors, officers, shareholders, employees and agents of the Banks or the Agent or any affiliate of the Banks or the Agent, from any and all claims, demands, actions or causes of action arising out of or in any way relating to any other credit or loan relationship between the Company, the Banks or the Agent, and any documents, agreements, dealings or other matters connected with such other credit or loan relationship, including without limitation all known and unknown matters, claims transactions or things occurring prior to the Effective Date.

                  (c) The Company, on behalf of itself, its Subsidiaries and their respective successors and assigns, agrees, jointly and severally with itself and its Subsidiaries, to indemnify and hold the Banks and the Agent, any affiliate of the Banks and the Agent and all directors, officers, shareholders, employees and agents of the Banks or the Agent or any affiliate of any Bank or the Agent harmless from and against any and all damages, losses, obligations, payments, liabilities, claims, actions or causes of action, fees or expenses (including legal fees) and other matters of every kind and character incurred, sustained or paid by the Banks or the Agent, any affiliate of the Banks or the Agent or any of such directors, officers, shareholders, employees and agents arising out of or in any way relating to the Credit Agreement, this Fifth Amendment, the administration of the credit relationships between the Company, the Banks and the Agent, and any other credit or loan relationship between the Company, the Banks or the Agent, and any documents, agreements, dealings or other matters connected therewith, including without limitation all known and unknown matters, claims transactions or things occurring prior to the Effective Date related to the subject matter thereof or hereof. In the event of litigation or other proceedings relating to any of the foregoing, the Banks and the Agent shall be entitled to select their own legal counsel and, in addition to the foregoing indemnity, the Company and its Subsidiaries agree to promptly pay the reasonable fees and expenses of such counsel.

                  (d) The Company, on behalf of itself and its Subsidiaries, acknowledges that it makes this release and indemnity knowingly, voluntarily and only after considering the ramifications hereof with its legal counsel.

         12. EFFECTIVENESS. This Fifth Amendment shall become effective as of the date of the execution and delivery by each of the Company, Banks constituting the Required Banks, and the Agent of a counterpart of this Fifth Amendment, and the payment by the Company to the Agent of (a) the portion of the Amendment Fee that is payable on the date hereof, and (b) the counsel fees incurred by the Agent in connection with the preparation, execution and delivery of this Fifth Amendment (the "EFFECTIVE DATE").

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         IN WITNESS WHEREOF, the parties hereto have executed this Fifth
Amendment as of the Effective Date.

                                       DAIRY MART CONVENIENCE STORES,
                                         INC.



                                       By: /s/ Gregory G. Landry
                                           -------------------------
                                           Name: Gregory G. Landry
                                           Title: Chief Financial Officer

                                       CITIZENS BANK OF CONNECTICUT,
                                         Individually and as Agent

                                          By: /s/ Patrick C. Joyce
                                             -----------------------------
                                                Name: Patrick C. Joyce
                                                Title: Vice President

                                       NATIONAL CITY BANK



                                          By: /s/ Lawrence J. Hannan
                                             -----------------------------
                                                Name: Lawrence J. Hannan
                                                Title: Senior Vice President

                                       PROVIDENT BANK



                                          By:
                                             -----------------------------
                                                Name: James M. Hojnacki
                                                Title: Vice President

                                   SCHEDULE 1

1. The failure of the Company to comply with Section 7.1(a) for the four consecutive fiscal quarters ending on February 3, 2001.

2. The failure of the Company to comply with Section 7.1(b) for the four consecutive fiscal quarters ending on February 3, 2001.

3. The failure of the Company to comply with Section 7.1(c) for the four consecutive fiscal quarters ending on February 3, 2001.

4.       The failure of the Company to comply with Section 7.1(d).